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                                      FORM 8-K/A



                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  29549




                                   CURRENT REPORT




                       Pursuant to Section 13 of 15(d) of the
                          Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported):  March 31, 1998



                                NuMED Surgical, Inc.
               (Exact name of Registrant as specified in its charter)




           Nevada                        0-24362                34-1755390
(State or other jurisdiction            (Commission            (IRS Employer
       of incorporation)              File Number)           Identification No.)


7270 Sawgrass Point Drive, Pinellas Park                            33782
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:  (813) 524-3227



        (Former name or former address, if changed since last report):  N/A

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ITEM 4 - CHANGE IN REGISTRANT'S CERTIFYING ACCOUNT

On June 17, 1998, Registrant dismissed Ernst & Young LLP as its auditors.

Registrant's certifying account, Ernst & Young LLP had no disagreements or reportable events during registrants two most recent fiscal years June 30, 1996 and June 30, 1997 through the date of termination on June 17, 1998.

Neither Ernst & Young report dated June 29, 1997 on Registrant's financial statements for the year ended March 31, 1997 nor its report Dated June 29, 1996 for the year ended March 31, 1996 contained ad adverse opinion or a disclaimer of opinion and neither report was qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to dismiss Ernst & Young and engage a new auditor was recommended by Management and approved by the Board of Directors and was based upon the facts that all the assets of Registrant were liquidated during year ended March 31, 1998.


ITEM 7 - FINANCIAL STATEMENT AND EXHIBITS

Letter of Ernst & Young LLP regarding change in certifying account.


                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NuMED Surgical, Inc.


Date:  July 7, 1998                     By: /s/ Jugal K. Taneja
                                          --------------------------------------
                                                Jugal K. Taneja
                                                President & Principal Accounting
                                                Officer

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                                     [LETTERHEAD]




July 7, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K/a dated July 7, 1998 of NuMED Surgical, Inc. and are in agreement with the statements contained in the first, second and third paragraphs of that Item. We have no basis to agree or disagree with other statements of the Registrant contained in Item 4.

                                        Very truly yours,

                                        /s/ ERNST & YOUNG LLP

                                        ERNST & YOUNG LLP